Sub-Item 77I:  Terms of new or amended securities

At its September 24, 2013 Regular Meeting of the Board of
Trustees, the Board approved the creation of the Pacific Capital
U.S. Government Money Market Fund and the Mount Lucas U.S.
Focused Equity Fund.

The Pacific Capital U.S. Government Money Market Fund is a money market fund that consists of one class of shares. A description of the Pacific Capital U.S. Government Money Market Fund is contained in the Prospectus and Statement of Additional Information which were filed with the Commission on March 31, 2014 pursuant to Rule 485(b) of the 1933 Act.

The Mount Lucas U.S. Focused Equity Fund consists of two classes of shares: Class I shares and Class II shares. A description of the Mount Lucas U.S. Focused Equity Fund is contained in the Prospectus dated March 24, 2014, which was filed in the Fund's Rule 497(c) filing on March 19, 2014 and Statement of Additional Information dated March 24, 2014, which was filed with the Commission pursuant to Rule 497(e) of the 1933 Act on March 21, 2014.

At its December 17/18, 2013 Regular Meeting of the Board of
Trustees, the Board approved the creation of the SkyBridge
Dividend Value Fund.

The SkyBridge Dividend Value Fund consists of three classes of shares: Class A shares, Class C shares and Class I shares. A description of the SkyBridge Dividend Value Fund is contained in the Prospectus and Statement of Additional Information dated April 15, 2014, which were filed with the Commission on April 15, 2014 pursuant to Rule 497(e) of the 1933 Act.

At its March 20/21, 2014 Regular Meeting of the Board of
Trustees, the Board approved the creation of the WHV/EAM
International Small Cap Equity Fund and WHV/EAM Emerging Markets
Small Cap Equity Fund.

The WHV/EAM International Small Cap Equity Fund and WHV/EAM Emerging Markets Small Cap Equity Fund consists of two classes of shares: Class A shares and Class I shares. A description of the WHV/EAM International Small Cap Equity Fund and WHV/EAM Emerging Markets Small Cap Equity Fund is contained in the Prospectus and Statement of Additional Information which were filed with the Commission pursuant to Rule 497(c) of the 1933 Act on June 5, 2014.